Exhibit 4.16

Material indicated with a “[***]” has been redacted pursuant to a request for Confidential Treatment under the Freedom of Information Act. Such material has been filed separately with the Securities and Exchange Commission.

SEARCH DISTRIBUTION AGREEMENT

THIS SEARCH DISTRIBUTION AGREEMENT (“Agreement”) is made effective as of January 1, 2018 (“Effective Date”) by and between Microsoft Ireland Operations Limited, an Irish Corporation (“Microsoft”) and Perion Network Ltd., an Israeli corporation (“Company”).  Company and Microsoft are referred to individually, as a “Party” and, together, as the “Parties.”

This Agreement consists of the terms and conditions below and these Exhibits:

•	Exhibit 1: Microsoft Brand Features; Microsoft Trademark Usage and Microsoft Editorial Guidelines);

•	Exhibit 2: (Traffic Quality Requirements);

•	Exhibit 3: (Distribution, Third-Party, and Download Guidelines);

•	Exhibit 4: (Company Brand Features and Trademark Usage Guidelines)

•	Exhibit 5: (Default Search Homepage, Browser Search, Company Toolbar and New Tabs Displays);

•	Exhibit 6: (Approved Company Products);

•	Exhibit 7: (Pre-Approved Offer Screens);

•	Exhibit 8: [******];

•	Exhibit 9: [******];

Addresses and contacts for notices:

Table 1
Company	Microsoft
Perion Network Ltd. 26 HaRokmim St. Azrieli Center 1, Building A, 4th Floor Holon 5885849 Israel	Microsoft Ireland Operations Limited The Atrium Building, Block B Carmanhall Road, Sandyford Industrial Estate Dublin 18 Ireland
Jurisdiction of Formation: Israel	Jurisdiction of Formation: Ireland
Address for Notices: Address: 26 HaRokmim St., Azrieli Center 1, Building A, 4th Floor, Holon 5885849, Israel Phone: Email: [******] Attention: [******]	Microsoft Ireland Operations Limited Attention: MIOL Contract Operations Specialist The Atrium Building, Block B Carmanhall Road, Sandyford Industrial Estate, Dublin 18, Ireland Email: [******]
Copy of notice must also be sent to: Attention: Perion Legal Department Address: 26 HaRokmim St., Azrieli Center 1, Building A, 4th Floor, Holon 5885849, Israel Phone: [******] Email: [******]	Copy of notice must also be sent to: Attention: Legal and Corporate Affairs (re Bing Distribution Contracts) Address: Microsoft Corporation, One Microsoft Way, Redmond, WA 98052 USA Fax: [******]
Term:	3 years
NDA dated:	[******]

Agreed and accepted:

Perion Network Ltd.	Microsoft Ireland Operations Limited
Signature: /s/ Doron Gerstel, /s/ Ophir Yakovian	Signature: /s/ Alessandro Loche
Name: Doron Gerstel Ophir Yakovian	Name: Alessandro Loche
Title: CEO CEO	Title: Channel Executive Manager
Date: October 25, 2017	Date: October 25, 2017

Section 1.	PURPOSE.

This Agreement sets forth the terms under which Company may distribute Microsoft’s Bing Search Services.

Section 2.	DEFINITIONS.

In addition to terms defined elsewhere in this Agreement, and whether used in the singular or the plural, the following terms will have the following meanings.

“Ad Revenues” means all revenues recognized by Microsoft in accordance with GAAP in connection with advertisements returned for Included Searches from Users in the Territory. The calculation of Ad Revenue is subject to Section 5.1.

“Ad Revenue Deduction” means [******]

“Adjusted Revenues” means, for a given period, the Ad Revenues less the Ad Revenue Deduction for activity during the applicable period.

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with a party, where “control” means the ownership of, or the power to vote, at least fifty percent (50%) of the voting stock, shares or other equity interests of the entity, or the effective ability to control the management and direction of the entity.

 “API Call” means a search query request to the Bing Search Services [******].

“Bing Search Service” means the standalone internet search service that indexes and searches the world wide web and other data sources that Microsoft may at its discretion choose to index as part of its online search service as it exists as of the Effective Date, including all improvements thereto and any successor or substitute services that are used on the Bing Site.

“Bing Site” means www.bing.com and the Bing mobile website www.m.bing.com, any equivalent Bing in-application services, the localized equivalents of each (e.g., www.bing.co.uk or www.bing.fr), all subdomains and any successor sites that replace such sites and subdomains, as well as any equivalent Bing in-application services.

“Company Brand Features” means all trademarks, service marks, logos and other distinctive brand features of Company that are used in or relate to its business and are listed on Exhibit 4, as such Exhibit may be updated by Company from time-to-time.

“Company Network” means Company, Company’s Affiliates and Company Partners.

“Company Partner” means a publisher, distribution partner or distribution channel with whom Company has contracted to offer search services and that have been approved by Microsoft pursuant to the terms of this Agreement.

“Company Toolbars” means an add-on client software application developed, owned by or licensed to Company and distributed by Company under this Agreement for use by end-users with internet browser technology that provides a navigation bar on the browser general user interface containing internet search functionality, and links to various internet sites and services specified by Company.  During the Term and Tail Period, such Company Toolbars distributed under this Agreement may be set with the Bing Search Service as the default internet search provider from all Search Access Points within the Company Toolbars, and in order for Company to be paid under this Agreement, will include Tracking Codes or other tracking codes within such Search Access Points (in addition to setting the Bing Search Service as the default internet search).  Exhibit 5 illustrates how the Company Toolbars will appear during the Term and the Tail Period, unless mutually agreed otherwise by the Parties.

“Company User Data” means User Data collected by Company in connection with Queries entered in a Search Access Point on any Company-branded Default Search Homepage or New Tab or Company Partner-branded Default Search Homepage or New Tab identified on Exhibit 5, which is owned or operated by Company or Company Partner.

“Default Browser Search” means Users setting Company as the default internet search provider in a User’s web browser and set as default search in the User’s browser and actually Redirects to the Bing Search Service upon a query from the default search box or address bar.

“Default Search Homepage” means, at Company’s option, (i) webpages hosted and controlled by Company or a Company Partner including a search box or (ii) the Bing Site homepage or successor web page,  or a different approved homepage (in which event, Microsoft will recognize and track traffic from Company and each Company Partner for purposes of accounting for Ad Revenue), with such webpages offered to end-users to be the default homepage (which may include being the default homepage in a new browser tab) for such end-users within their browser(s) on the end-users’ device, or may be other such websites with a search box, so long in all instances as the primary purpose of the website is a general internet search page.  Upon a User conducting a search, the Default Search Homepages will Redirect to the Bing Search Service, or may be set to the Bing Site, during the Term.  Exhibit 5 illustrates, without limitation, examples of how the Default Search Homepages will appear during the Term, unless mutually agreed otherwise by the Parties.

“Guidelines” means all of the guidelines specified in Exhibit 1 (“[******] Guidelines”); Exhibit 2 (“[******] Requirements”); Exhibit 3 (“[******] Guidelines”); and any instructions or documentation relating to this Agreement; as any of the foregoing may be updated by Microsoft from time to time.

“Included Search” means a Query that includes Tracking Codes specific to Company, from Search Access Points. Queries conducted by a User following an initial search (“Follow-on Searches”) is considered Included Search to the extent that Microsoft’s Tracking Codes or other mechanism used by Microsoft allow Microsoft to account for follow-on searches.  If Company implements a Tracking Code, Microsoft will use commercially reasonable efforts to track Initial Searches and Follow-on Searches using those Tracking Codes or such other mechanisms and to have such Tracking Codes or other mechanisms persist to track subsequent searches.

“Microsoft Brand Features” means all trademarks, service marks, logos and other distinctive brand features of Microsoft that are used in or relate to its business and are listed in Exhibit 1, as such Exhibit may be updated by Microsoft from time-to-time.

“Microsoft User Data” means User Data collected by Microsoft.

“Mobile Device” means: (a) an iOS or Android mobile telephony device used for any computing, communications or other services; and (b) any other device that Microsoft and Company either agree in writing are Mobile Devices or that both treat as a mobile device for purposes of rendering the user experience.

“NDA” means the Non-Disclosure Agreement between the Parties, dated as shown on the cover page.

“New Tab” means a new tab in a browser, where the default new tab page includes a Search Access Point, as determined by Company or Company Partner.

“OEM” means any company that manufactures computers, tablets or mobile devices.

“Original Agreements” means collectively, the agreements between: (a) Microsoft Online, Inc. and Company dated July 29, 2014, as amended; (b) Microsoft Online, Inc. and Company dated December 28, 2012; and (c) Microsoft Online, Inc. and ClientConnect Ltd. dated November 19, 2010, as amended.

“Paid Listings” means a listing provided by Microsoft’s Bing ads platform in response to a User query or other active user input in a Search Access Point and related keyword suggestions on the Bing Site in connection with Included Searches, that include hypertext links to web pages, which may result in payment to Microsoft for displaying the listing, regardless of the basis on which Microsoft is paid.

“Personal Computer” means a general purpose computer, such as a desktop, notebook, laptop, tablet or netbook that: (a) is not a Mobile Device; and (b) is primarily designed to be used by a single person or small group of persons at one time and to perform a multiplicity of general purpose computing functions at the direction of the user through applications.

“Platform” means a Personal Computer or Mobile Device.

“Products” means the Default Search Homepages, Default Browser Search, Company Toolbars, New Tabs, other applications or search access points permitted pursuant to Section 4.4.1 below or modified pursuant to Section 4.3.2 below, and the applications, products and services listed in Exhibit 6, as such Exhibit may be updated from time to time in accordance with this Agreement.

“Query” means the internet search query resulting from a user actively initiating a single search request [******].

“Redirect” means redirection of a User to the Bing Search Service, in accordance with this Agreement, upon a User’s initiation of an Included Search.

“Revenue Share” means, the sum for each country of, the product of the applicable Revenue Share Percentage in Table 2 set forth in Section 5.1 and the Adjusted Revenues during the period.

“Search Access Points” means all areas including search boxes included within or enabled by any of the Products, where a User can initiate a Query with the Tracking Codes.

“Serving Cost Rate” means [******].

“Tail Period” means the [******] period that immediately follows the expiration or the termination of this Agreement for any reason except for Company insolvency or breach of the Agreement.

“Term” has the meaning given in Table 1.

“Territory” means [******].

“Tracking Codes” means the unique code, search settings or other instrumentation that Microsoft provides and Company will implement in Search Access Points as contemplated under this Agreement, allowing Microsoft to track and monitor information relating to the Search Access Points and other data.

“[******]” means [******]

“[******] Requirements” refers to the requirements set forth in Exhibit 2.

“User” means a person who initiates a Query.

“User Data” means information provided by or obtained from Users by accessing the Bing Search Service.

“[******]” means [******]

“Violation” has the meaning ascribed to it in Section 4.9(b).

“Violation Notice” means any written notice from Microsoft to Company communicating an actual Violation which includes information reasonably sufficient to remediate the behavior or activity giving rise to the Violation.

Other capitalized terms used, but not defined in this Section 2 have the meanings attributed to them elsewhere in this Agreement.  All references to “days,” “months,” and “years” are to calendar days, months, and years in the United States of America, unless otherwise expressly stated in this Agreement.  A “business day” means any day other than a Friday, Saturday or Sunday or any day on which the Federal Reserve Bank of New York is closed.  All monetary amounts are in U.S. dollars. Any reference to Company’s obligations shall also apply to all of Company’s Affiliates. Any notice or termination notice issued by Microsoft to Company shall also apply to Company’s Affiliates whether or not expressly referred to therein.

Section 3.	LICENSE GRANTS.

            Subject to the terms and conditions of this Agreement, the Parties grant to each other the licenses set forth below.  All rights not expressly granted are reserved to the licensor.

3.1.	Grant of Licenses to Company.

3.1.1.
Bing Search Service.  Microsoft grants to Company and its Affiliates a limited, nonexclusive, non-transferable (except as provided herein), non-sublicensable, royalty-free license during the Term and Tail Period in the Territory to: (a) reproduce, distribute and implement Tracking Codes for the purposes set out in this Agreement; and (b) enable Redirects from Search Access Points within the Company Network, pursuant to the terms of this Agreement.

3.1.2.
Microsoft Brand Features.  Microsoft grants Company and its Affiliates a limited, non-exclusive, nontransferable (except as provided herein), non-sublicensable, royalty-free license during the Term and Tail Period in the Territory to use, reproduce, distribute and display the Microsoft Brand Features solely in connection with the distribution of the Products contemplated and authorized by Microsoft under this Agreement and promotion of the Bing Search Service and Redirect functionality on all Products.  Company’s uses of the Microsoft Brand Features must comply with Microsoft’s Trademark Usage Guidelines set forth in Exhibit 1 and Company will not use any Microsoft Brand Feature in a way that is misleading or deceptive.  The form of all usage of Microsoft Brand Features by or under the authority of Company will be subject to Microsoft’s prior approval.  Company will not take any action which may suggest or imply that Microsoft has endorsed Company or any product or service thereof, or that there is any connection or relationship between Microsoft and Company, other than as set forth herein. All uses of Microsoft Brand Features, and all goodwill associated therewith, inure solely to the benefit of Microsoft.  Notwithstanding anything else to the contrary in this Agreement, [******].  For avoidance of doubt, the foregoing includes the right for Company Partners to reproduce, distribute and display the Microsoft Brand Features in connection with their distribution of the Products and enablement of the Bing Search Service as contemplated in this Agreement.

3.2.
Grant of License to Microsoft.  Company grants to Microsoft a limited, non-exclusive, nontransferable, royalty-free license to use, reproduce, distribute and display the Company Brand Features solely in connection with the marketing and promotion of the Bing Search Service, as contemplated in this Agreement.  In its use of any Company Brand Feature, Microsoft agrees to adhere to Company’s brand treatment guidelines for use of Company’s Brand Features, as such guidelines may be provided by Company to Microsoft from time to time.  Microsoft will not take any action which may suggest or imply that Company has endorsed Microsoft or any product or service thereof, or that there is any connection or relationship between Microsoft and Company, other than as set forth herein.  All uses of Company Brand Features, and all goodwill associated therewith, inure solely to the benefit of Company.

Section 4.	RIGHTS AND RESPONSIBILITIES FOR DISTRIBUTION.

4.1.
Provision of Services.  During the Term and the Tail Period, and in accordance with the provisions of this Agreement, Microsoft will provide the Bing Search Service to Users in response to all Redirects from traffic sources that comply with the Agreement. Notwithstanding the foregoing, if [******] fails to [******] due to [******], such failure will [******].

4.2.
[******].In response to [******],[******] will provide [******] with substantially [******] as [******] on [******] unless otherwise agreed by both Parties in writing.  [******] will use [******] to enforce [******] consistently with [******] with [******]; provided, however, that [******] will not be considered [******].

4.3.	Review and Approvals.

4.3.1.	New Products.

(a)
Company may request approval of new Products by submitting such request and information needed to review such request, to Microsoft, in writing. Microsoft may ask for additional information from Company as reasonably needed to complete its review of Company’s request. [******] Microsoft may in its sole discretion, approve or reject such requests.

(b)	Company acknowledges that [******] will [******] pursuant to Section 4.3.1(a) above [******]. Notwithstanding the foregoing, if [******] exceeds [******], Microsoft will [******] to [******].

4.3.2.	Variations.

(a)
Company must request and receive Microsoft’s approval before implementing any addition, update or variation (collectively, “Variation”) to [******] that affects the functionality of Bing Search Service or user experience of Bing Search Service, [******]

(b)	Subject to Section 4.3.2(c) below, Company must notify Microsoft of any Variation to Products [******] of implementing such Variation.

(c)	Company may implement Variations [******].

(d)
[******]. If Company does not comply, the Parties [******]. If [******] are unable to [******] within [******]: (1) if [******] is [******],[******] may [******] (2) if [******] is the source of [******],[******] must remove [******], the respective [******] in the respective [******], or the [******] of the respective [******]. Any failure to [******] described in this Section 4.3.2 (d) is a [******] for purposes of the [******] described in Section [******].

4.4.	Methods of Distribution.

4.4.1.
General.  Beginning no later than [******], and subject to Section 4.3, during [******] and in the Territory, Company may: (i) Redirect users from all approved Search Access Points in its Products to the Bing Search Service; and (ii) enable Default Browser Search.  Company may distribute each of the foregoing independently of each other to each respective user, in Company’s discretion and through the distribution activities and entry points set forth on; provided, that [******]. Company will only engage in such distribution during the Term and in the Territory in accordance with Section 4.9.  [******]

4.4.2.
Approved Products.  [******]. Microsoft reserves the right to review any expressly approved or deemed approved Products at any time during the Term. If Microsoft determines that a previously (expressly or deemed) approved Product does not comply with the Guidelines, [******]. If Company fails to remedy [******], then Microsoft reserves the right, [******].

4.4.3.
[******].  [******] may [******] or otherwise [******] the [******] with [******] for any other [******], provided that each [******] also itself complies with [******] herein.  Upon request, [******] will provide [******] with reasonable detail of the [******] with each [******]. In the event of [******] between the terms contained with the body of this Agreement and [******], including those set forth in [******], the terms of [******] will control.

4.4.4.
Manner of Distribution.  Company may present the offer for the Products to end-users.  When Company displays an offer to end-users as a part of the implementation screen display, it will [******]. In the event that: (i[******] is prohibited by law; (ii) [******] is consistent with [******] in a given [******]; or (iii) adverse action is undertaken or is reasonably expected to be undertaken against [******] by an organization known for [******], [******] may  notify [******] in writing that the implementation must be [******] and [******] will implement [******] within [******] of such notice.   If [******] notice is given under subsection (i) of this Section 4.4.4, the [******] shall only apply where [******].  If [******] notice is given under subsectionn (ii) of this Section 4.4.4, then if [******] is to apply in [******], the [******] shall no longer apply [******] after [******]has been fully implemented by [******].

4.5.	Tracking Codes or [******].

4.5.1.
Placement of Tracking Codes.  Prior to the Effective Date, Microsoft will have provided Company with [******] (the “Initial Tracking Codes”) under the Original Agreements.  Company shall be entitled to require Microsoft to provide for [******] Tracking Codes (the “Additional Tracking Codes”). Company understands that such Additional Tracking Codes will be provided by Microsoft within [******] from Company’s written request for such Additional Tracking Codes. Company will place Tracking Codes in any Search Access Points, and all such tagged Search Access Points will redirect to the Bing Search Service. Microsoft will pay the applicable compensation to Company, as set forth in Section 5.1, only to the extent that a Tracking Code exists in a Search Access Point.  Microsoft will inform Company of any search queries that Microsoft receives without Tracking Codes that it believes originates under this Agreement (when Microsoft becomes aware).  The parties will notify each other of any errors or other technical problems with the implementation of Tracking Codes and will use reasonable efforts to remedy such errors or technical problems. [******] Company acknowledges that Microsoft does not represent or warrant that Tracking Codes can be set or retained on all Search Access Points (for example, on all browsers and versions of browsers).

4.5.2.
No Disclosure of Tracking Codes [******].  During and after the Term, Company will not disclose or provide any access to the Tracking Codes [******] to a third party unless authorized in writing by Microsoft.

4.5.3.	[******].

(a)	[******].

(b)	[******].

(c)	[******].

4.6.
Use of Company User Data.  Company will have the right to [******]. Company undertakes that any Company User Data collected and used in connection therewith will, at all times, comply with the provisions of Section 8.1 below (“User Data; Compliance with Privacy and User Data Laws”). Company will not take any other action to alter Redirects from going directly to the Bing Search Service and Company will not have any such other traffic routed to the Bing Search Service via Company’s servers or intermediary websites or domains.  For the avoidance of doubt, Company will not use any mechanisms to track Users (as such) on Microsoft domains or services.

4.7.
Service Support. Company and Company Partners shall provide customer support to Users relating to the Products.  Microsoft shall provide customer support to Users relating solely to the Bing Search Service.

4.8.
Attribution.  Company may include Microsoft Brand Features on all Products during the Term and Tail Period.  For Products already installed on Users’ systems as of the Effective Date, the branding will remain the same, unless Microsoft requests modification to such attribution.  For all new Products that Company desires to distribute, the Parties will mutually agree on the appearance of the Microsoft Brand Features on such Products before they are distributed or otherwise made available to the public.  Company will not use the Microsoft Brand Features in any way that could be fraudulent, deceptive or misleading to a User or otherwise violate the Guidelines.

4.9.	Distribution Guidelines.

4.9.1.	Compliance.

(a)
Company agrees that, in connection with its rights to offer Redirect functionality to the Bing Search Service under this Agreement, it shall not and neither shall any Company Partner: (i) knowingly infringe on any third party’s proprietary rights; or (ii) violate any applicable law, statue, ordinance or regulation, including the laws and regulations governing (A) misleading, false or deceptive advertising, (B) anti-discrimination, (C) unfair competition, (D) fraud, or (E) export control (and, for clarity, [******] will be subject to [******]. Without limiting the foregoing, Company will use commercially reasonable efforts not to distribute a Product that [******]. Where open-source software is incorporated within a product, service or application bundled within or distributed with a Product, Company undertakes to review the license terms applicable to such open source software and respect all applicable use restrictions therein or similar. “Commercially reasonable efforts” as used in the foregoing means that [******].

(b)
Company agrees that, in connection with its distribution of Redirect functionality in connection with this Agreement, [******] will comply with the Guidelines throughout the Term and the Tail Period. Notwithstanding the foregoing, non-compliance of the Guidelines by Company or a Company Partner shall still be subject [******]. Microsoft will use commercially reasonable efforts to provide at least [******].

4.9.2.
Compliance with Guidelines.  Company will provide a User notice and obtain such User’s consent pursuant to Section 4.4.4 above, and in a manner that is not misleading and that complies with applicable laws and applicable Guidelines before changing any user settings with respect to any Search Access Points.

4.9.3.
Offer Screen.  Except for approved offer screens identified on Exhibit 7 , the Parties will work together to develop the offer screens.  Company must receive Microsoft’s approval in writing for [******].  For the avoidance of doubt, [******].

4.9.4.	Traffic Quality Requirements.

(a)	Each Party agrees that, in connection with its Redirect distribution under this Agreement, it shall not violate Traffic Quality Requirements.

(b)
Company will work with Microsoft to manage traffic generated by the Company Network according to Microsoft specifications. Upon notification of the specifications related to Traffic Quality Requirements from Microsoft to Company, the Parties will collaborate in good faith to implement the specifications [******] which will account for any technical work needed for Company and Company Partners to implement the specifications, as communicated in writing by Company to Microsoft. Microsoft reserves the right to update such specifications from time to time. As at the Effective Date, the Parties acknowledge that the measurement parameters, standards, and operational processes [******] and the Parties agree to work in good faith to [******].

(c)
Company will follow any Guidelines provided by Microsoft to manage traffic for individual traffic sources. [******], Company, at Microsoft’s discretion, may remove the individual traffic source at issue from its network, [******].

4.9.5.
Unauthorized or Fraudulent Revenue. In connection with Company’s Redirect distribution, Company will not, and will not authorize any third party to, generate invalid [******].  [******], Microsoft will measure invalid click-throughs, and any search, impression, click-through or conversion generated in violation of this paragraph will not be counted for purposes of Company’s compensation.

4.9.6.	Distribution Partners.

(a)
Company may distribute the Products through the Company Partners that make up the Company Network. Company will disclose to Microsoft, [******] during the Term and Tail Period and upon Microsoft’s request, all Company Partners that make up the Company Network.  Such disclosure will be deemed Company’s Confidential Information as that term is defined in the NDA.

(b)
If any Company Partner or related traffic: (i) [******]; (ii) violates law with respect to the Products or their distribution; (iii) is engaged in or derived from fraudulent practices; or (iv) has [******], then Company will ensure that the Company Partner removes the Bing Search Service and Redirect functionality from those Products ([******]) within [******] of receipt of a Violation Notice from Microsoft, which Microsoft will provide to Company using commercially reasonable efforts. [******]. By way of clarification and not limitation, [******].

(c)	In the event that [******]. On 1st January each year during the Term, [******].

(d)
Company, its Affiliates and Company Partners must not sub-syndicate or otherwise distribute Products incorporating the Bing Search Service Redirect functionality through any means to any search distribution companies including [******].

(e)	Company must not directly or indirectly offer the Redirect functionality to [******].

(f)
During the Term and the Tail Period, neither Company nor Microsoft will actively solicit a commercial relationship to provide the Bing Search Service to any suspended partner directly nor shall it expressly permit any third party to do so.

(g)	Company and its Affiliates must not take any action that directs or otherwise moves traffic from any Company or Company Partners [******].

4.10.
Non-Web Vertical-Only Entry Points.  The use of the Services on Products (or versions thereof) whose default search functionality is to [******] is not permitted under this Agreement.  Perion may [******] to this Section 4.10 pursuant to Section 4.3.

4.11.	[******].

4.11.1.	General.

(a)
[******]. Except as otherwise provided in this Agreement, Company will redirect to the Bing Search Service, [******].  Within [******] of the end of each calendar quarter (“Report Submission Period”), Company will provide Microsoft with written reports [******] against [******].

(b)	Product and [******]. Products that have been [******] shall not be counted toward the [******].

4.11.2.	[******].

(a)	[******].

(b)	[******].

4.11.3.
[******]. If the [******] is removed by Microsoft or Company from [******] arising from non-compliance with this Agreement then [******] through that [******] will not be used to calculate the [******] set forth in Section [******] (i.e., such [******] may be directed elsewhere and the remainder of the applicable [******] shall be subject to the [******]).

4.11.4.
Query Assignment.  Company will reasonably cooperate with Microsoft, to the extent necessary, to cause query share from the queries submitted to Bing Search Service from Products under this Agreement to be attributed to Microsoft by third party traffic measurement agencies.  Without limiting the foregoing, Company will, if requested by Microsoft, sign a letter assigning all query traffic to Microsoft for purposes of tracking online search traffic by comScore, Inc.

4.12.
Reporting by Microsoft. During the Term and Tail Period, Microsoft will use commercially reasonable efforts to provide Company with [******] reporting [******], reflecting the most recent data that Microsoft. As of [******], Microsoft has provided Company with the ability to generate up to [******], or such [******] as the Parties may agree, so that [******].  Without limiting the foregoing, Microsoft will use commercially reasonable efforts to provide [******]. However, it being understood that [******] will be based upon [******].  Only [******] shall be used for [******].

4.13.
Reporting by Company. To the extent that reporting data, whether complete or partial, is available to Company, within [******] after the end of each calendar quarter, Company will provide a report to Microsoft in a mutually agreeable form and content (for example, [******], as well as other information reasonably requested by Microsoft).  Upon Microsoft’s request (such requests only [******]), Company shall provide Microsoft with [******].

4.14.	Cooperation. Neither Party will unreasonably withhold, delay or condition any approvals or consents under this Agreement.

Section 5.	COMPENSATION

5.1.
Payment. During the Term and the Tail Period, Microsoft will pay Company the [******] for each applicable payment period under this Agreement according to [******].  Payment will be made in accordance with the payment terms in Section 5 of this Agreement.  If the [******], Microsoft will pay [******].  Except as specifically set forth in this Section 5.1, Microsoft will retain all revenues derived from or in connection with its services.

Table 2: [******]

[******]

5.2.
Tail Period Payments.  During the Tail Period, Microsoft will continue to pay Company a Revenue Share for traffic generated by Products or Search Access Points that were implemented or distributed prior to the end of the Term, so long as (i) [******], (ii) [******].  Company will not drive new implementation or distribution of Products or Search Access Points under this Schedule during the Tail Period, and Microsoft will not [******]. The Tail Period will [******]if a) [******] or b) [******].

5.3.	Method and Timing of Payments.

5.3.1.
Monthly Reports. Within no later than [******] following the end of each calendar month in which a payment may be owed, Microsoft will make a report available to Company showing the information necessary to calculate amounts payable during such calendar month.  If Microsoft [******], any [******]. Information contained in such reports is Confidential Information of each Party.

5.3.2.
Invoices and Payments. Microsoft will pay Company no later than [******] after Microsoft makes the report available to Company, according to Microsoft's then-current payment delivery practices, which is, as of the Effective Date, payment via ACH electronic payment to Company's financial institution in accordance with instructions supplied to Microsoft by Company in Microsoft's ACH Electronic Payment Forms.  Microsoft may change the payment delivery practice upon giving [******] to Company. If Company fails to supply the information described in Section 4.5.3(b), Microsoft will have no obligation to pay Company for any revenue generated by the publishers or products that are the subject of such request.  For any amounts paid and later determined to have been generated in violation of the Agreement, Microsoft may invoice Company or offset against amounts owed to Company in a later billing period.  In addition, Microsoft may invoice and Company will pay any negative amount of payment calculation results, or Microsoft may offset such amount against Revenue Share payable in other months, at its discretion.

5.3.3.
[******].  Microsoft may, [******], which Microsoft, in its sole reasonable discretion, determines was [******].  Upon its discovery, Microsoft will use commercially reasonable efforts to notify Company of any [******].

5.4.	Audit

5.4.1.
General.   During the Term, Tail Period, [******], [******] at its own expense may hire a mutually agreeable independent accounting firm of international stature (not compensated on a contingency fee basis) to audit [******] under this Agreement [******]solely to the extent relevant to the determination [******] Company under this Agreement for [******].  The auditor shall be under obligations of confidentiality to the auditing party and the auditing party shall remain responsible for any breach of confidentiality by the auditor.  Unless [******] as set forth below, [******].

5.4.2.
[******]. In addition to Microsoft's rights under Section [******], if [******] under Section [******] determines that [******], Company will [******]. If [******], [******], Company will pay Microsoft for all reasonable costs and expense incurred conducting the audit.

5.4.3.
Anti-corruption. For any audits related to any applicable anti-corruption laws, besides the obligations above, will also maintain a system of internal controls to prevent the payment of bribes and provide reasonable assurance that financial statements and reporting are accurate.  Company will not have undisclosed or unrecorded accounts for any purpose and false which are, misleading, incomplete, inaccurate or artificial entries in the books and records are prohibited.  [******].

Section 6.	TERMINATION RIGHTS.

6.1.
Termination for Insolvency.  This Agreement may be terminated at any time by a Party immediately upon written notice if the other Party: (i) becomes insolvent; (ii) files a petition in bankruptcy if within sixty (60) days after the commencement of any such proceedings, the proceedings have not been dismissed; or (iii) makes an assignment for the benefit of its creditors.

6.2.
Termination for Cause. Either Party may terminate this Agreement: (i) with [******] written notice due to the other Party’s material breach of this Agreement (a) where such breach is incurable and (b) which, if curable is not cured (or if the breaching Party is not making substantial progress toward curing such breach) within [******] after receiving notice,  or (ii) immediately upon written notice to the other Party if the other Party materially breaches its confidentiality obligations in the NDA (being a single event or a series of events which are together a material breach of the NDA).

6.3.	Termination for [******].

6.3.1.	[******].

6.3.2.	[******].

6.4.	Termination for [******].

6.5.	Termination for [******].

6.6.
Effect of Termination on Tail Period.  In the event of termination by Microsoft pursuant to Section 6.1, Section 6.2, Section 6.3, and Section 6.5,  Company shall forfeit the Tail Period described in Section 5.2.

6.7.
Survival.  The following provisions survive any termination or expiration of this Agreement for any reason:  Section 6.7, Section 7, Section 8.2, Section 8.4, Section 9,  Section 10, Section 11, Section 12 and any other provision specifically stating it applies following the Term. In addition,

Section 5.3.3 will survive any termination or expiration of the Agreement for a period of one (1) year after the termination or expiration of the Term.

Section 7.	OWNERSHIP.

7.1.
Microsoft Ownership. Company acknowledges and agrees that as between Company, on the one hand, and Microsoft, on the other hand, Microsoft owns all right, title and interest in the Bing Search Service, the Microsoft Brand Features and Microsoft User Data.  Except for the licenses set forth in this Agreement, nothing in the Agreement confers upon Company any license or right, title, or interest in the foregoing.

7.2.
Company Ownership.  Microsoft acknowledges and agrees that as between Microsoft, on the one hand, and Company, on the other hand, Company owns all right, title and interest in the Products, Company Brand Features, Default Search Homepages, New Tabs and Company User Data. Except for the licenses set forth in this Agreement, nothing in this Agreement confers upon Microsoft or the Microsoft Affiliates any licenses or right, title, or interest in the foregoing.

Section 8.	USER DATA; REPRESENTATIONS AND WARRANTIES.

8.1.
User Data. Compliance with Privacy and User Data Laws.  All Microsoft User Data will be retained and owned solely by Microsoft and its Affiliates, as applicable.  All Company User Data will be retained and owned solely by Company.  Each Party represents and warrants to the other Party that: (i) all of its collection and use of User Data during or resulting from Users’ use of Bing Search Service or Products, Default Search Homepages, Default Browser Search, or New Tabs or any other Search Access Point will comply with all applicable laws and regulations, including federal and state privacy and consumer protection laws of the United States and its territories, and standard legal terms and conditions, attached as part of Exhibit 1 hereto (as may be amended from time to time); (ii) it has, and will at all times maintain, a specific end-user license agreement and privacy policy governing the delivery and use of its assets hereunder; and (iii) it abides, and will at a times abide, by such end-user license agreement and privacy policies.  Company will provide Microsoft with a copy of its privacy policies, user terms and conditions, and disclosures made to Users.  Each Party will ensure that appropriate disclosures are provided to each User.

8.2.
Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that during the Term of the Agreement and Tail Period: (a) it has the full corporate right, power and authority to enter into the Agreement and to perform the acts required of it under the Agreement, including, without limitation, the right to grant any and all rights and licenses under the Agreement without violation of the rights of any third party; (b) the execution of the Agreement and performance of its obligations under the Agreement do not and will not violate any other agreement to which it is a party; (c) the Agreement, when executed and delivered, constitutes its legal, valid and binding obligation; and (d) any and all activities it undertakes in connection with the Agreement will be performed in compliance with all applicable laws, rules and regulations.

8.3.
Intellectual Property Compliance.  Without limiting anything else in this Agreement to the contrary, each Party covenants and agrees to maintain responsible business practices regarding ownership and compliance with applicable intellectual property laws, rules and regulations, and to maintain, to the extent applicable to it, policies for complying with all such laws, rules and regulations (for example, when applicable and without limitation, a policy for compliance with the Digital Millennium Copyright Act, as amended), and to use reasonable efforts to ensure any of its agents comply with the obligations under this Section 8.4.

8.4.
Disclaimer.  EXCEPT FOR THE EXPRESS WARRANTIES MADE IN THE AGREEMENT, ALL MATERIALS AND DELIVERABLES PROVIDED BY ONE PARTY TO THE OTHER PARTIES HEREUNDER ARE PROVIDED “AS IS.”  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES MAKE NO OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TITLE AND NON-INFRINGEMENT.

Section 9.	INDEMNIFICATION.

9.1.
Scope. [******]. Each Party agrees to indemnify and hold the other Party harmless from and against [******]. The indemnifying Party will solely conduct the defense of any such claim or action and all negotiations for its settlement or compromise; provided, however, that (i) no settlement or compromise will be entered into that admits fault on behalf of the other Party or requires any payment by the other Party without the other Party’s prior written consent, and (ii) the other Party has the right to participate, at its own cost and expense (including, without limitation, attorneys’ fees), in the defense and any settlement of any such claim or action in order to protect its own interests.

9.2.
Notice. [******]’s indemnification obligation under Section 9 is contingent upon [******]: (a) promptly notifying the indemnifying Party in writing of the claim, except that any failure to promptly provide this notice will only relieve the indemnifying Party of its indemnification responsibility under this Section 9 to the extent its defense is materially prejudiced by the delay; (b) granting the indemnifying Party sole control of the defense and any settlement of the claim except as expressly provided under Section 9; and (c) providing the indemnifying Party, at the indemnifying Party’s expense, with all assistance, information and authority reasonably required for the defense and any settlement of the claim, but in a manner consistent with the indemnified Party’s confidentiality obligations and preservation of attorney/client, work product and other privileges.

Section 10.	LIMITATION OF LIABILITY.

10.1.
Lost Profits; Consequential Damages.  EXCEPT AS OTHERWISE PROVIDED IN SECTION 10.2, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, (I) NO PARTY WILL BE LIABLE FOR [******], OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING, WITHOUT LIMITATION, UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) [******] EXCEED THE GREATER OF (i) [******] OR (ii) [******].

10.2.
Exceptions.  THE ABOVE EXCLUSIONS AND LIMITATIONS OF LIABILITY WILL NOT APPLY: (i) TO A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 12.4 (NONDISCLOSURE AGREEMENT); (ii) A PARTY’S DAMAGES CAUSED BY THE OTHER PARTY’S FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE IN CONNECTION WITH THE AGREEMENT; (iii) A PARTY’S INDEMNIFICATION OBLIGATION UNDER Section 9 (INDEMNIFICATION); OR (IV) AMOUNTS OWED UNDER SECTION 12.12 (TAX MATTERS.

Section 11.	DISPUTE RESOLUTION [******].

11.1.
Dispute Resolution.  Except with respect to (1) a Party’s request for equitable or provisional relief or to otherwise protect its intellectual property rights, or Confidential Information provided under this Agreement, no civil action, proceeding as set forth below with respect to any dispute, controversy or claim arising out of, or relating to, or in connection with, this Agreement, or the breach, termination, or validity hereof, including the validity of this dispute resolution provision (each of which dispute, controversy, or claim will be termed a “Dispute”) between the Parties may be commenced, nor may a Party terminate any portion of this Agreement for a material breach of a material warranty, representation, covenant or obligation of this Agreement, until the Parties have first attempted in good faith to resolve the Dispute amicably in accordance with this Section 11.1.

11.1.1.
Notice of Dispute.  In the event of a Dispute, the Party raising the Dispute shall give written notice to the other Party setting forth the details of the Dispute and any proposed solution or compromise.  The Parties shall cooperate in good faith to resolve the Dispute within 30 days of receipt of the notice of Dispute.

11.1.2.	[******]. [******].

11.2.	[******]. [******].

Section 12.	GENERAL PROVISIONS.

12.1.
Notices. Save for the [******] in [******], which may be delivered by fax or email to Company to the respective parties listed on the cover page of this Agreement (with a simultaneous  copy sent by email to [******]), all notices and other communications required or permitted under this Agreement must be in writing and delivered personally, mailed, first class mail, postage prepaid, certified and return receipt requested or via an internationally recognized overnight courier, to the applicable Party at the addresses set forth on the first page to this Agreement, unless, by notice, a Party changes or supplements the addressee and addresses for giving notice. All notices are deemed given: (i) if given personally or by overnight courier, on the date personally delivered; or (ii) if given by first class mail, five days after placed in the mail as specified.

12.2.
Counterparts.  This Agreement may be executed in two counterparts, both of which taken together constitute a single instrument.  Execution and delivery of this Agreement may be evidenced by scanned copies in pdf exchanged via email.

12.3.
Successors and Assigns.  This Agreement and the performance of any duties hereunder may not be assigned, transferred, delegated (except as set forth below), sold or otherwise disposed of by a Party other than (a) with the prior written consent of the other Party, or (b) [******].  Microsoft may update Exhibit 8 at the end of each quarter. This Agreement will be binding upon and shall inure to the benefit of a Party’s permitted successors and assigns. Any assignment not permitted by the Agreement is void.  Notwithstanding the foregoing, either Party may delegate its performance to, or exercise its rights through, one or more Affiliates in the Territory; provided that in the event of any such delegation or exercise, each Party will remain liable and fully responsible for its Affiliates’ performance of and compliance with such Party’s obligations and duties under this Agreement.

12.4.
Nondisclosure Agreement.  The NDA is incorporated by reference and made a part of this Agreement and governs the Agreement.  The Agreement and all discussions under or relating to it are considered “confidential information” under the NDA.

12.5.
Amendment and Waiver; Entire Agreement.  No amendment to, or waiver of, any provision of the Agreement will be effective unless in writing and signed by both Parties.  The waiver by any Party of any breach or default will not constitute a waiver of any different or subsequent breach or default.  As of the Effective Date, this Agreement, together with all exhibits, represents the entire agreement between the Parties with respect to the subject matter of this Agreement.  As of the Effective Date, this Agreement supersedes all prior agreements and communications of the Parties, oral or written, relating to its subject matter.  As of the Effective Date, this Agreement supersedes the Original Agreements.  All internet searches conducted prior to the Effective Date (and revenue therefrom) under the Original Agreements will be governed by the Original Agreements, and all Included Searches (and revenue therefrom) as of and after the Effective Date will be governed by this Agreement. For the avoidance of doubt, (i) this Agreement does not supersede or modify the NDA, and (ii) the surviving portions of the Original Agreements will apply with respect thereto.

12.6.
Export Control.  The Parties will comply in all material respects with all relevant export or import laws and regulations of the United States, or of any foreign government to or from where a Party is shipping, in connection with the import, export or re-export, directly or indirectly, of software in connection with this Agreement.

12.7.
Severability.  If any provision of the Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability will not affect any other provisions of the Agreement, and instead, the Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

12.8.
Publicity.  No Party may make any public announcement or issue any press release about the existence or terms of the Agreement without the other Party’s prior written approval, which shall not be unreasonably withheld.  It is understood between the Parties that Company desires to issue a press release upon the execution of this Agreement, which will be subject to Microsoft’s prior written approval.  Any and all publicity relating to the Agreement or any subsequent transactions between the Parties under it must be approved by both Parties in writing and in advance of the release. Microsoft acknowledges that Company is a publicly traded company, and agrees that as a public company, Company may be obliged, as part of certain disclosure rules, to disclose the existence of this Agreement and certain of its general terms and conditions. Company will only disclose information that is absolutely required to be disclosed by law or regulation, will not disclose the Agreement in its entirety, will not disclose any of the Agreement’s economic terms, and will give Microsoft prior written notice on any such disclosure.

12.9.
Independent Contractors.  Each Party is an independent contractor with respect to the other for purposes of the Agreement and its subject matter.  Nothing contained in the Agreement creates in any manner whatsoever any partnership, joint venture, employment, agency, fiduciary, or other similar relationship between the Parties.

12.10.	Sole Responsibility. Company will remain solely responsible for the operation of the Products, and Microsoft will remain solely responsible for the operation of the Bing Search Service.

12.11.
Event of Force Majeure.  Neither Party will be in violation of any of the requirements of this Agreement to the extent that its performance is impaired as a result of any delay, failure in performance, or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, acts of terrorism, strikes or other labor disputes, fires, transportation contingencies, outages of third party telecommunications networks with whom the non-performing Party does not have a direct contractual relationship, failure of suppliers with whom the non-performing Party does not have a direct contractual relationship, or other similar occurrences which are beyond such Party’s reasonable control; provided, however, that any such delay or failure will be remedied by such Party as soon as reasonably possible.  Upon the occurrence of an event of force majeure, the Party unable to perform will, if and as soon as possible, provide written notice to the other Party indicating that an event of force majeure occurred and detailing how such event of force majeure impacts the performance of its obligations.  Microsoft will maintain during the Term and Tail Period, [******].

12.12.	Tax Matters.

12.12.1.
General. The amounts to be paid by Microsoft to Company do not include any taxes.  Microsoft is not liable for any taxes that Company is legally obligated to pay (“Company Taxes”) which are incurred or arise in connection with or related to the sale of goods and/or services under this Agreement, and all such taxes shall be the financial responsibility of Company, provided that Microsoft shall pay to Company any sales, use or value added taxes that are owed by Microsoft solely as a result of entering into this Agreement and which are to be collected from Microsoft by Company under applicable law. Microsoft may provide to Company a valid exemption certificate in which case Company shall not collect the taxes covered by such certificate Company agrees to indemnify, defend and hold Microsoft harmless from Company’s Taxes (including sales or use taxes paid by Microsoft to Company) or claims, causes of action, costs (including, without limitation, reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related to such Company Taxes.

12.12.2.
Withholding Taxes. If taxes are required to be withheld on any amounts otherwise to be paid by Microsoft to Company, Microsoft will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority.  Microsoft shall secure and deliver to Company an official receipt for any taxes withheld.  Microsoft shall use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

12.12.3.
Cooperation on Tax Matters.  Microsoft and Company will reasonably cooperate with each other to mitigate, reduce or eliminate any withholding taxes arising in connection with this Agreement, including by using commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any such taxes.  If Microsoft intends to withhold any withholding taxes, Microsoft will provide prior written notice to Company describing the rationale for such determination.  Such notice shall be provided to Company promptly following Microsoft’s determination to withhold and sufficiently in advance of any actual withholding ([******]) to provide Company a reasonable time to contest such determination.

12.13.
Jurisdiction, Venue, and Governing Law.  This Agreement is governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.  The parties each irrevocably consent to the exclusive jurisdiction and venue of the state or federal courts in the Borough of Manhattan, New York, USA for all disputes arising out of or relating to this Agreement.

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EXHIBIT 1	MICROSOFT BRAND FEATURES; MICROSOFT TRADEMARK USAGE AND MICROSOFT EDITORIAL GUIDELINES

The following identifies the location of the Microsoft Brand Features, Microsoft Trademark Usage,  Microsoft Editorial Guidelines.  Company acknowledges that the terms of the guidelines may change at any time at Microsoft’s sole but reasonable discretion (provided that such changes shall apply consistently to Microsoft and all of its other distribution partners); and, following notice of any such change, Company will, within a reasonable time following such notice and otherwise in accordance with the Agreement, comply with the new guidelines for all Products, whether already distributed or not yet distributed. In the event of any conflict between such guidelines and this Agreement, this Agreement shall control.

1.	The Bing Product Guidelines (incorporating the Microsoft Brand Features):

https://advertiseonbing.blob.core.windows.net/blob/bingads/media/library/docs/bing-marketing-guidelines.pdf

2.	The Microsoft Trademark Usage Guidelines:

http://www.microsoft.com/en-us/legal/intellectualproperty/Trademarks/Usage/General.aspx

3.	Microsoft Editorial Guidelines:

http://advertise.bingads.microsoft.com/en-us/editorial-guidelines including without limitation the User Safety Privacy and Download Guidelines:

http://advertise.bingads.microsoft.com/en-us/editorial-privacy-guidelines

[******].

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EXHIBIT 2	[******] REQUIREMENTS

In connection with Company’s distribution and use of the Bing Search Service under this Agreement Company will, and will ensure that Company Partners, comply with the [******] Requirements, which are incorporated by reference herein, and available to Company at https://[******]  or any successor site as provided to Company by Microsoft.

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EXHIBIT 3	[******] GUIDELINES

In connection with Company’s distribution and use of the Bing Search Service under this Agreement Company will, and will ensure that Company Partners, comply with the [******] Guidelines, which are incorporated by reference herein, and available to Company at https://[******] or any successor site as provided to Company by Microsoft.

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EXHIBIT 4	COMPANY BRAND FEATURES AND TRADEMARK USAGE GUIDELINES

The Company’s Brand and Trademark Usage Guidelines can be found here:

https://www.perion.com/media-kit/

EXHIBIT 5	DEFAULT SEARCH HOMEPAGE, BROWSER SEARCH, COMPANY TOOLBAR AND NEW TABS DISPLAYS

Home page and default search pages where search boxes shown below redirects users to Bing.com:

[******]

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EXHIBIT 6	APPROVED COMPANY PRODUCTS

[******]
[******]
[******]

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EXHIBIT 7	PRE-APPROVED OFFER SCREENS [******]

EXHIBIT 8	[******]

[******]
[******]
[******]
[******]
[******]
[******]

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EXHIBIT 9	[******]

[******]
[******]
[******]
[******]
[******]
[******]
[******]
[******]
[******]
[******]
[******]
[******]

 [END OF AGREEMENT]